AMENDMENT

This Amendment applies to the Revolving Credit Agreement ("Agreement") dated November 1, 2004 between Avante Holding Group, Inc. ("Avante") and Alternative Construction Company, Inc. ("ACC").

The Agreement provides a Line of Credit ("LOC") of $500,000. This Amendment provides an additional $500,000 to the LOC thereby providing a total of $1,000,000 for the LOC.

The terms of this Amendment are the same as the Agreement.

ALTERNATIVE CONSTRUCTION COMPANY, INC.


/s/ Thomas G. _____
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Name: Thomas G. _____
Title: Secretary


AVANTE HOLDING GROUP, INC.


/s/ Michael W. Hawkins
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Name: Michael W. Hawkins
Title: President